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                                                                     EXHIBIT 3.1

                            ENTRUST TECHNOLOGIES INC.

                      ARTICLES OF AMENDMENT AND RESTATEMENT
                                   OF CHARTER

                    (under section 2-609 of the Corporations and Associations Article of Maryland General Corporation Law)

      Entrust Technologies Inc., a Maryland corporation, having its principal office in this State in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

      FIRST: The Corporation desires to amend its Charter as currently in effect and, as so amended, restate its Charter as currently in effect. The provisions set forth in these Articles of Amendment and Restatement are all the provisions of the Charter of the Corporation as currently in effect, as so amended.

      SECOND: The Charter of the Corporation is hereby amended by striking each of the Articles of the existing Charter of the Corporation, and by substituting in lieu thereof the following:

      First: The name of the Corporation is:

                Entrust Technologies Inc.

      Second: The purpose for which the Corporation is organized is transacting any and all lawful business for which a corporation may be incorporated under the laws of the State of Maryland that is incident and necessary or appropriate to the foregoing.

      Third: The post office address of the principal office of the Corporation in this State is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The name and post office address of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.

      Fourth: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 120,000,000 shares, consisting of
(i) 100,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"), (ii) 15,000,000 shares of Special Voting Stock, $.01 par value per share ("Special Voting Stock"), and (iii) 5,000,000 shares of Preferred

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Stock, $.01 par value per share ("Preferred Stock"). The aggregate par value of all shares of all classes of stock is $1,200,000. The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock.

      At the same time as the filing of these Articles of Amendment and Restatement with the State Department of Assessments and Taxation of the State of Maryland becomes effective, the Series A Common Stock, $.01 par value per share ("Series A Common Stock"), and any shares of such series issued and outstanding prior to such filing shall be converted into and deemed to represent Common Stock and the Series B Non-Voting Common Stock, $.01 par value per share ("Series B Non-Voting Common Stock"), and any shares of such series issued and outstanding prior to such filing shall be converted into and deemed to represent Common Stock, according to the following: (i) each outstanding share of Series A Common Stock shall be converted into and deemed to represent one (1) share of Common Stock and (ii) each outstanding share of Series B Non-Voting Common Stock shall be converted into and deemed to represent 50.24553846 shares of Common Stock, with fractional shares of any holder rounded down to the nearest whole share.

      Upon the effectiveness of these Articles of Amendment and Restatement, the conversion of the issued and outstanding shares of the Series A Common Stock and the Series B Non-Voting Common Stock into shares of Common Stock shall occur automatically without further action by the holders of such shares. Upon the conversion of the Series A Common Stock and Series B Non-Voting Common Stock, the certificates representing the Series A Common Stock and Series B Non-Voting Common Stock, respectively, shall be deemed cancelled and shall not be recognized as outstanding on the books of this Corporation for any purposes. Thereupon, there shall be issued and delivered to each holder of Series A Common Stock and Series B Non-Voting Common Stock, as the case may be, promptly in his name and at his address as shown on the records of this Corporation upon his surrender of the certificate or certificates representing Series A Common Stock or Series B Non-Voting Common Stock, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Common Stock or Series B Non-Voting Common Stock have been converted on the date on which such automatic conversion occurred. Immediately after the conversion of the Series A Common Stock, and Series B Non-Voting Common Stock, the series of capital stock previously designated as Series A Common Stock and Series B Non-Voting Common Stock shall be eliminated.

      The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each class of capital stock of the Corporation.

A.    COMMON STOCK.
      -------------

      1. General. The voting, dividend and liquidation rights of the holders of
         -------
the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

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      2. Voting. The holders of the Common Stock are entitled to one vote for
         ------
each share held at all meetings of stockholders. There shall be no cumulative voting.

      3. Dividends. Dividends may be declared and paid on the Common Stock from
         ---------
funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

      4. Liquidation. Upon the dissolution or liquidation of the Corporation,
         -----------
whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

B.    PREFERRED STOCK.
      ---------------

      Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

      Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the Maryland General Corporation Law. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise provided in these Articles of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of these Articles of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

C.    SPECIAL VOTING STOCK
      --------------------

      1. Voting Rights. The holders of the Special Voting Stock are entitled to
         -------------
one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting. Except as otherwise required by law or these Articles of Incorporation, in all matters concerning the voting of shares, the Common Stock and Special Voting Stock shall vote as a single class and such voting rights shall be identical in all respects.

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      2. No Other Rights. Except for the voting rights referred to above,
         ---------------
holders of Special Voting Stock shall have no other rights in respect of such shares, including without limitation, rights to receive dividends or rights to receive assets of the Corporation upon its dissolution, liquidation or winding up of its affairs.

      3. Retirement and Cancellation. In the event that any shares of Special
         ---------------------------
Voting Stock are from time to time redeemed, reacquired, purchased, exchanged or otherwise acquired by the Corporation, all such shares shall be retired and cancelled, and the Corporation shall not, under any circumstances, reissue such retired and cancelled shares.

      Fifth: To the maximum extent that Maryland law in effect from time to time permits limitation of liability of directors and officers, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment. Notwithstanding any other provisions of law, these Articles of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article FIFTH at any time after the closing of a firm commitment underwritten public offering of Common Stock by the Corporation (an "Initial Public Offering").

      Sixth:

      1. General. The Corporation shall, to the fullest extent permitted by the
         -------
Maryland General Corporation Law, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom unless it is established that (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and (a) was committed in bad faith or
(b) was the result of active and deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit and money, property or services or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. However, if the proceeding was one by or in the right of the Corporation, indemnification shall not be made in respect of any proceeding in which the person shall have been judged to be liable to the Corporation. The termination of any proceeding by judgment, order or settlement shall not create a presumption that the person did not meet the requisite standard of conduct set forth in this section. The termination of any proceeding by conviction or a plea of nolo contendere or its
                                                         ---------------
equivalent or an entry of an order of probation prior to judgment, shall create a rebuttable presumption that the person did not meet such standard of

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conduct. Notwithstanding anything to the contrary in this Article, except as set forth in Section 7 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. Notwithstanding anything to the contrary in this Article, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

      2. Proceedings Charging Improper Personal Benefit. A person shall not be
         ----------------------------------------------
indemnified under Section 1 above in respect of any proceeding charging improper personal benefit to the person, whether or not involving action in the person's official capacity, in which the person was adjudged to be liable on the basis that the personal benefit was improperly received.

      3. Indemnification for Expenses of Successful Party. Notwithstanding the
         ------------------------------------------------
other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Section 1 of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith.

      4. Notification and Defense of Claim. As a condition precedent to his
         ---------------------------------
right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 4. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause
(ii) above.

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      5. Advance of Expenses. Subject to the provisions of Section 6 below, in
         -------------------
the event that the Corporation does not assume the defense pursuant to Section 4 of this Article of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any reasonable expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid or reimbursed by the Corporation in advance of the final disposition of such matter; provided, however, that the payment or reimbursement of such
             --------  -------
reasonable expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Corporation as authorized in Section 1 above has been met and a written undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the standard of conduct has not been met. Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment.

      6. Procedure for Indemnification. In order to obtain indemnification or
         -----------------------------
advancement of expenses pursuant to Sections 1, 3 or 5 of this Article, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall not be made by the Corporation unless authorized for a specific proceeding after a determination has been made that indemnification of the Indemnitee is permissible in the circumstances because the Indemnitee has met the standard of conduct set forth in Section 1 above. Such determination shall be made in each instance by (i) a majority vote of a quorum consisting of the directors of the Corporation who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), or, if such quorum cannot be obtained, then by a majority vote of a committee of two or more disinterested directors designated by majority vote of the full board of directors in which directors who are parties may participate, (ii) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (iii) special legal counsel selected by the Board of Directors or a Committee of the Board by vote as set forth in clause (i) of this Section 6, or if the requisite quorum of the full Board cannot be obtained therefore, and the committee cannot be established, by a majority vote of the full Board in which directors who are parties may participate, or (iv) a court of competent jurisdiction. Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible. However, if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in the manner specified in clause (iii) of the third sentence of Section 6 for selection of such counsel.

      7. Remedies. The right to indemnification or advances as granted by this
         --------
Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, pursuant to Section 6. Unless otherwise required by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. The actual determination by the

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Corporation pursuant to Section 6 that the Indemnitee has not met the applicable standard of conduct shall not be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitees' expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

      8.  Subsequent Amendment. No amendment, termination or repeal of this
          --------------------
Article or of the relevant provisions of the Maryland General Corporation Law or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

      9.  Other Rights. The indemnification and advancement of expenses provided
          ------------
by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article. This article does not limit the Corporation's power to pay or reimburse expenses incurred by a person in connection with an appearance as a witness in a proceeding at a time when the person has not been made a named defendant or respondent in the proceeding.

      10. Partial Indemnification. If an Indemnitee is entitled under any
          -----------------------
provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

      11. Insurance. The Corporation may purchase and maintain insurance, at its
          ---------
expense, to protect itself and any director, officer, employee or agent of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any liability asserted against and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the Maryland General Corporation Law.

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      12. Indemnification of Directors. Any indemnification of, or advance of
          ----------------------------
expenses to, a director in accordance with this Article, if arising out of a proceeding by or in the right of the Corporation, shall be reported in writing to the stockholders with the notice of the next stockholders' meeting or prior to the meeting.

      13. Merger or Consolidation. If the Corporation is merged into or
          -----------------------
consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

      14. Savings Clause. If this Article or any portion hereof shall be
          --------------
invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

      15. Definitions. Terms used herein and defined in Section 2-418 of the
          -----------
Maryland General Corporation Law shall have the respective meanings assigned to such terms in such Section 2-418.

      16. Subsequent Legislation. If the Maryland General Corporation Law is
          ----------------------
amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the Maryland General Corporation Law, as so amended.

      17. Amendments to Article. Notwithstanding any other provisions of law,
          ---------------------
these Articles of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article SIXTH at any time after the closing of an Initial Public Offering.

      Seventh: The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute and these Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

      Eighth: This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation.

      1.  Number of Directors. The number of directors of the Corporation shall
          -------------------
be five, which number may be increased or decreased in the manner provided in the Corporation's Bylaws, but shall never be less than the minimum number permitted by the Maryland General Corporation Law, as amended from time to time. The names of the persons who currently serve as director of the Corporation are as follows:

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                       David A. Archibald
                       F. William Conner
                       Frank A. Dunn
                       Robert S. Morris
                       John A. Ryan

      2. Classes of Directors. Immediately following the closing of an Initial
         --------------------
Public Offering, and at all times thereafter, the Board of Directors shall be divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class 1, and if such fraction is two-thirds, one of the extra directors shall be a member of Class I and one of the extra directors shall be a member of Class II, unless otherwise provided from time to time by resolution adopted by the Board of Directors. The initial members of each class following the closing of an Initial Public Offering shall be determined by resolution adopted by the Board of Directors.

      3. Election of Directors. Elections of directors need not be by written
         ---------------------
ballot except as and to the extent provided in the Bylaws of the Corporation.

      4. Terms of Office. Prior to the closing of an Initial Public Offering,
         ---------------
each director shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified, or until his earlier death, resignation or removal. Following the closing of an Initial Public Offering, each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided that each initial director in Class I shall serve for a term ending on the date of the first annual meeting held following the closing of the Initial Public Offering; each initial director in Class II shall serve for a term ending on the date of the second annual meeting held following the closing of the Initial Public Offering; and each initial director in Class III shall serve for a term ending on the date of the third annual meeting held following the closing of the Initial Public Offering; and provided further, that the term of each director shall be subject to the election and qualification of his successor and to his earlier death, resignation or removal.

      5. Allocation of Directors Among Classes in the Event of Increases or
         ------------------------------------------------------------------
Decreases in the Number of Directors. In the event of any increase or decrease
------------------------------------
in the authorized number of directors following the closing of an Initial Public Offering, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

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      6.  Quorum; Action at Meeting. Except as otherwise provided in the Bylaws
          -------------------------
of the Corporation, a majority of the directors at any time in office shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law, by the Bylaws of the Corporation or these Articles of Incorporation.

      7.  Removal. Prior to the closing of an Initial Public Offering, except as
          -------
otherwise provided by the Maryland General Corporation Law, any one or more or all of the directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Following the closing of an Initial Public Offering, directors of the Corporation may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the combined voting power of all classes of shares of capital stock entitled to vote in the election for directors.

      8.  Vacancies. Subject to the rights of the holders of any class of stock
          ---------
separately entitled to elect one or more directors, the stockholders may elect a successor to fill a vacancy on the Board of Directors which results from the removal of a director. A director elected by the stockholders to fill a vacancy which results from the removal of a director serves for the balance of the term of the removed director. Subject to the rights of the holders of any class of stock separately entitled to elect one or more directors, a majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board of Directors which results from any cause except an increase in the number of directors, and a majority of the entire Board of Directors may fill a vacancy which results from an increase in the number of directors. A director elected by the Board of Directors to fill a vacancy serves until the next annual meeting of stockholders and until his successor is elected and qualifies.

      9.  Stockholder Nominations and Introduction of Business. Etc. Advance
          ---------------------------------------------------------
notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the Bylaws of the Corporation.

      10. Issuance of Stock. The Board of Directors is hereby empowered to
          -----------------
authorize the issuance from time to time of shares of the Corporation's stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders. No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

      11. Business Combinations. With the exception of any Business Combination
          ---------------------
(as defined in Section 3-601 of the Maryland General Corporation Law (the "MGCL")) between the Corporation and any of Northern Telecom Limited, a Canadian corporation ("NTL"), Northern Telecom Inc., a Delaware corporation ("NTI"), affiliates of NTL or NTI, or the successors or assigns of NTL, NTI or their affiliates, the Corporation shall be subject to the provisions of Sections 3-601 to 3-604 of the MGCL.

      12. Control Share Acquisitions. The provisions of Sections 3-701 to 3-709
          --------------------------
of the MGCL shall not apply generally to any Control Share Acquisition (as defined in Section 3-701(e) of the MGCL) of any shares of capital stock of the Corporation.

      13. Amendments to Article. Notwithstanding any other provisions of law,
          ---------------------
these Articles of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article EIGHTH at any time after the closing of an Initial Public Offering.

      THIRD: The number of directors of the Corporation is five.

             The names of the directors are:

               David D. Archibald
               F. William Conner
               Frank A. Dunn
               Robert S. Morris
               John A. Ryan

      FOURTH: The current address of the principal office of the Corporation is as set forth in Article THIRD of the foregoing amendment and restatement of the Charter.

      FIFTH: The name and address of the Corporation's current resident agent is as set forth in Article THIRD of the foregoing amendment and restatement of the Charter.

      SIXTH: The Board of Directors of the Corporation, at a meeting duly held on June 18, 1998, adopted a resolution in which was set forth the foregoing amendment to the Charter, declaring that the said amendment and restatement of the Charter was advisable and directing that it be submitted for action hereon by the stockholders.

      SEVENTH: That the stockholders of the Corporation, at a meeting duly held on July 7, 1998, approved the amendment of the Charter of the Corporation as hereinabove set forth.

      IN WITNESS WHEREOF, Entrust Technologies Inc. has caused these presents to be signed in its name and on its behalf by its President and attested (or
witnessed) by its Secretary on August   , 1998.

                                   ENTRUST TECHNOLOGIES INC.


                                   By: /s/ John A. Ryan
                                      -------------------------------------
                                       President

Attested:(Witnessed:)


/s/ J.D. Kendry
---------------------------
Secretary

      THE UNDERSIGNED, President of Entrust Technologies Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment and Restatement of Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment and Restatement of Charter to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                                   /s/ John A. Ryan
                                                   -----------------------------
                                                   President

                            ENTRUST TECHNOLOGIES INC.

                              ARTICLES OF AMENDMENT
                                   OF CHARTER

      Entrust Technologies Inc., a Maryland corporation, having its principal office in this State in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

      FIRST: The Charter of the Corporation is hereby amended by deleting the first paragraph of Article FOURTH in its entirety and by adding to the Articles of Amendment and Restatement of Charter (the "Restated Charter") a new first paragraph of Article FOURTH which shall read as follows:

      "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 255,000,000 shares, consisting of (i) 250,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"), and (ii) 5,000,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock"). The aggregate par value of all shares of all classes of stock is $2,550,000. The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock."

      SECOND: The Restated Charter of the Corporation is hereby further amended by deleting (i) Section C of Article FOURTH in its entirety and (ii) all other references to the Special Voting Stock, $.01 par value per share, of the Corporation (the "Special Voting Stock").

      THIRD: The Board of Directors of the Corporation, at a meeting duly held on January 26, 2001, adopted a resolution in which was set forth the foregoing amendment to the Restated Charter, declaring that the said amendment of the Restated Charter was advisable and directing that it be submitted for action thereon by the stockholders.

      FOURTH: That the stockholders of the Corporation, at a meeting duly held on April 27, 2001, approved the amendment of the Restated Charter of the Corporation as hereinabove set forth.

      FIFTH: (a) The total number of shares of all classes of stock as heretofore authorized is 120,000,000 shares, consisting of (i) 100,000,000 shares of Common Stock, $.01 par value per share, of the aggregate par value of $1,000,000; (ii) 15,000,000 shares of Special Voting Stock, $.01 par value per share, of the aggregate par value of $150,000; and (iii) 5,000,000 shares of Preferred Stock, $.01 par value per share, of the aggregate par value of $50,000. The aggregate par value of all shares of all classes of stock heretofore authorized is $1,200,000.

            (b) The total number of shares of all classes of stock as increased is 255,000,000 shares, consisting of (i) 250,000,000 shares of Common Stock, $.01 par value per share, of the aggregate par value of $2,500,000; and (ii) 5,000,000 shares of Preferred Stock, $.01 par value per share, of the aggregate par value of $50,000. The aggregate par value of all shares of all classes of stock as increased is $2,550,000.

            (c) The information required by subsection (b)(2)(i) of Section 2-607 of the Maryland General Corporation Law was not changed by the amendment, except that the Special Voting Stock is eliminated from the authorized capital of the Corporation, and all references to the Special Voting Stock contained in the Restated Charter are deleted.

      IN WITNESS WHEREOF, Entrust Technologies Inc. has caused these presents to be signed in its name and on its behalf by its President and attested (or witnessed) by its Secretary on this 27 day of April, 2001.

                                         ENTRUST TECHNOLOGIES INC.


                                         By: /s/ F. William Conner
                                             ----------------------------------
                                                 F. William Conner, President

Attested: (Witnessed:)


/s/ James D. Kendry
------------------------------------
James D. Kendry, Secretary

      THE UNDERSIGNED, President of Entrust Technologies Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment of Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment of Charter to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                          /s/ F. William Conner
                                          --------------------------------------
                                          F. William Conner

                            ENTRUST TECHNOLOGIES INC.

                              ARTICLES OF AMENDMENT
                                   OF CHARTER

      Entrust Technologies Inc., a Maryland corporation, having its principal office in this State in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

      FIRST: The Charter of the Corporation, as amended and restated to date (the "Charter"), is hereby further amended by deleting Article FIRST of the Charter in its entirety and substituting the following in lieu thereof:

            "FIRST: The name of the Corporation is:

                    Entrust, Inc."

      SECOND: A majority of the entire board of directors of the Corporation, at a meeting duly held on May 31, 2001, adopted a resolution approving the foregoing amendment, which amendment is limited to a change expressly authorized by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

                                      *****

      IN WITNESS WHEREOF, Entrust Technologies Inc. has caused these presents to be signed in its name and on its behalf by its President and attested (or witnessed) by its Secretary on this 4 day of June, 2001.

                                        ENTRUST TECHNOLOGIES INC.


                                        By:  /s/ F. William Conner
                                           -------------------------------------
                                                 F. William Conner, President

Attested: (Witnessed:)


/s/ James D. Kendry
------------------------------------
James D. Kendry, Secretary

      THE UNDERSIGNED, President of Entrust Technologies Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment of Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment of Charter to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                     /s/ F. William Conner
                                     ------------------------------------------
                                     F. William Conner